EXHIBIT 10.17

                                 PROMISSORY NOTE



Dated this 31st day of July, 1997, in the principal amount of $285,000.00.


PARTIES - the makers are Micor Acquisitions, Inc., an Arizona corporation, Micor Technologies, Inc. an Arizona corporation, Jerry Washburn, Twana J. Nugent, John
L. Day and Steven Stroblas, Arizona residents, individually (hereafter referred to as "Makers" or the "Management Group"). The Holder is PF Holdings, Inc.
(PFH), an Arizona corporation.

LOAN - For value received, receipt of which is hereby acknowledged, Makers, limited to their respective proportionate interests as stated in the Stock Purchase Agreement, promise to pay to the order of Holder or assigns the sum of two hundred and eighty-five thousand ($285,000.00) dollars, including accrued interest thereon at the rate of five (5%) percent per annum, from July 31, 1997 through the maturity date of this note, and until the note is paid, at the office of Holder or at such other place as Holder may designate.

TERM - The term of this loan shall be from July 31, 1997, through April 15, 2003 unless the principal plus interest is previously repaid.

PAYMENTS - Makers shall pay a minimum monthly payment of one-thousand three hundred and thirty-three cents ($1,333.33) per month, plus any additional payment as required herein as and for the first twelve payments due herein. The first such payment shall be due on the 15th day of April, 1998, with subsequent payments due on the 15th day of April, 1999 and subsequent payments shall be due on the 15th day of each succeeding month through the remainder of the term.

ADDITIONAL PAYMENT: Beginning in the month of April, 1998 and every month thereafter while this Note is outstanding, the Makers shall pay an additional payment equal to ten (10%) percent of teh amount of the gross monthly receipts of Micor Technologies, Inc. for the prior month which are in excess of one hundred and twenty thousand ($120,000.00) dollars. The additional payment shall be paid along with the monthly installment payment, on or before the 15th of each succeeding month.

The additional payment due shall be adjusted for increases in gross monthly receipts as follows:

$225,001 - 300,000         35% of the excess above $225,001
$300,001 and up            40% of the excess above $300,001

FINAL PAYMENT: a final payment shall be due on the 10th day of April, 2003 in the amount of the remaining unpaid principal, unpaid and accrued interest and any other amounts due hereunder which have not previously been paid.



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ACCOUNTING  - Within  seven (7) days of the end of each  calendar  month,  Maker shall, at its own expense, cause an accounting firm acceptable to Holder to review the Maker s bank statements to determine the amount of gross receipts for the prior month. Maker's accounting firm shall within three (3) days of the completion of that review, furnish Holder with a letter stating the gross receipts of the Company as shown on the banking statements for the Company in the prior month.

PAYMENT METHOD - All sums payable hereunder shall be paid in lawful money of the United states of America at the address of Holder. All payments hereunder will be applied first to costs, expenses or fees, if any, then to accrued interest, and then to principal.

SECURITY - This note shall be secured by collateral held pursuant to the security Agreement executed concurrently herewith in favor of Holder.

PROCEDURAL RIGHTS - Payments which are delayed more than ten (10) days beyond their due date shall be deemed to be delinquent. Holder, after the ten (10) day grace period has expired, shall give written notice of Non-Payment to Makers with a demand to cure the delinquency. If Makers have not cured the delinquency, including any subsequent payments during the cure period, within sixty (60) days of the date of the Notice of Non Payment, Holder may declare a default and proceed against the collateral or against the Makers jointly and severally. After Notice has been given of Non-Payment as provided herein, and excepting such Notice of Non Payment, makers agree that it will not be necessary for Holder to exhaust its remedies against Makers or others liable herefor to enforce payment of this Note. Makers waive demand, grace, exhibition of this Note, presentment for payment, notice of non-payment, protest, notice of protest and all other notices, filing of suit and diligence in collecting this Note or the release of any party primary or secondarily liable hereon. Makers agree that they are jointly and severally liable under this note to the full extent hereof.

HOLDER S EXPENSES - In the event Holder hereof utilizes the services of an attorney in attempting to collect the amounts due hereunder or to enforce the terms hereof or of any agreements or security agreements relates to this indebtedness, Makers, their successors or assigns, shall pay to Holder hereof, on demand, all costs and expenses so incurred, including reasonable attorney s fees incurred after the entry of judgment hereon or the filing by or against any Maker of any proceeding under any chapter of the Bankruptcy Code, or similar federal or state statute, and whether incurred in connection with the involvement of any Holder hereof as creditor in such proceedings or otherwise.

DUE ON SALE - If Makers, whether in a sale of substantially all of the assets of Micor Technologies, Inc. or by sale of fifty-one (51%) percent of the common stock of Micor Technologies, Inc. into any other corporation in a accrued and unpaid interest, to the Common Stock of Micor Technologies, Inc. This option may be exercised at a price of seventy-five ($.75) cents per share. The exercise price of this option shall be adjusted automatically upon any change in the capital structure of Micor Technologies or upon the sale of any cheap stock (stock issued at less than the option price) to prevent dilution of the option rights granted herein. Stock delivered pursuant tot he exercise of this option shall be in registered for, or free trading stock, if available, or shall be delivered with a covenant, by the issuer, to register the stock pursuant to its next available registration.



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HOLDER S ADDRESS - Holder s address is 74 North  45th  Avenue,  Phoenix  Arizona
85043.

This Note shall be construed under the laws of the State of Arizona.

                                  MAKERS

                                  MICOR ACQUISITIONS, INC.

                                  BY: /s/ Jerry Washburn

                                  ITS: President

                                  MICOR TECHNOLOGIES, INC.

                                  BY: /s/ Jerry Washburn
                                  -----------------------------
                                  ITS: President

                                  /s/ Jerry Washburn
                                  -----------------------------
                                  Jerry Washburn, Individually

                                  /s/ Twana J. Nugent
                                  -----------------------------
                                  Twana J. Nugent, Individually

                                  /s/ John L. Day
                                  -----------------------------
                                  John L. Day, Individually

                                  /s/ Steven Stroblas
                                  -----------------------------
                                  Steven Stroblas, Individually